ECLIPSE PREDECESSOR

COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2013

Eclipse Predecessor
Combined Financial Statements
For the Year Ended December 31, 2013

Table of Contents

Independent Auditor's Report

The Members
Eclipse Predecessor
Alpharetta, Georgia

We have audited the accompanying combined financial statements of Eclipse Predecessor (see Note 1) which comprise the combined balance sheet as of December 31, 2013, and the related combined statements of operations, changes in members' equity, and cash flows for the year then ended, and the related notes to the combined financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Eclipse Predecessor as of December 31, 2013, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP
Milwaukee, Wisconsin
July 16, 2014

Eclipse Predecessor
Combined Balance Sheet
December 31, 2013
(Dollars in Thousands)

Assets		
Operating real estate, net	$	809,474
Cash and cash equivalents		15,089
Restricted cash		2,835
Receivables, net of allowance of $280		2,118
Unbilled rent receivable		11,368
Derivative assets, at fair value		3,667
Deferred costs and intangible assets, net		37,734
Goodwill		6,964
Other assets		1,716
Total assets	$	890,965
Liabilities		
Mortgage and other notes payable	$	651,846
Tenant security deposits payable		3,841
Accounts payable and accrued expenses		9,886
Escrow deposits payable		2,662
Other liabilities		23,915
Total liabilities		692,150
Members' equity		
Members' equity		198,815
Total members' equity		198,815
Total liabilities and members' equity	$	890,965

See accompanying notes to combined financial statements.

Eclipse Predecessor
Combined Statement of Operations
For the Year Ended December 31, 2013
(Dollars in Thousands)

Revenues		
Rental income	$	53,321
Resident fee income		50,371
Total revenues		103,692
Expenses		
Interest expense		26,158
Operating expenses		37,781
Transaction costs		7,457
Depreciation and amortization		18,829
Total expenses		90,225
Income from operations		13,467
Unrealized loss on derivative instruments, net		(742)
Income before taxes		12,725
Benefit (provision) for income taxes		(589)
Net income	$	12,136

See accompanying notes to combined financial statements.

Eclipse Predecessor
Combined Statement of Changes in Members' Equity
For the Year Ended December 31, 2013
(Dollars in Thousands)

Balance as of January 1, 2013	$	110,170
Preferred equity acquired		620
Contributions		109,469
Distributions		(32,960)
Repurchase of preferred equity interest		(620)
Net income		12,136
Balance as of December 31, 2013	$	198,815

See accompanying notes to combined financial statements.

Eclipse Predecessor
Combined Statement of Cash Flows
For the Year Ended December 31, 2013
(Dollars in Thousands)

Net income	$	12,136
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization		18,829
Amortization of above/(below) market leases, net		(415)
Amortization of deferred financing costs		2,194
Change in fair value of derivatives		742
Unbilled rent receivable		(6,365)
Changes in assets and liabilities:		
Changes in restricted cash		(1,309)
Receivables		(92)
Other assets		(267)
Tenant security deposits payable		725
Escrow deposits payable		(97)
Accounts payable and accrued expenses		3,402
Other liabilities		207
Net cash provided by operating activities		29,690
Cash flows from investing activities:		
Acquisition of operating real estate, net		(66,117)
Improvements of operating real estate		(7,921)
Net cash used in investing activities		(74,038)
Cash flows from financing activities:		
Borrowings from mortgage and other notes		5,988
Repayments of mortgage and other notes		(18,786)
Payment of deferred financing costs		(10,564)
Purchase of derivative instruments		(3,825)
Contributions		109,469
Distributions and repurchase of preferred equity interest		(33,580)
Net cash provided by financing activities		48,702
Net increase in cash and cash equivalents		4,354
Cash and cash equivalents, beginning of period		10,735
Cash and cash equivalents, end of period	$	15,089
Supplemental disclosure of cash flow information:		
Cash paid for interest	$	22,179
Supplemental disclosure of non-cash investing and financing activities:		
Mortgage note payable assumed	$	307,523

See accompanying notes to combined financial statements.

Eclipse Predecessor
Notes to Combined Financial Statements

1. Formation and Organization

Eclipse Predecessor (the "Company") consists of five real estate portfolios acquired between January 2011 and December 2012: FC Safanad Senior Care Holdings I, LLC and Subsidiaries ("Grace"); FC Safanad Senior Care Holdings I – Kensington, LLC and Subsidiaries ("Kensington); Decathlon Properties, LLC and Subsidiaries ("Decathlon"); Pentathlon Properties, LLC and Subsidiaries ("Opis"); Cascade RE Properties, LLC and Subsidiaries ("Cascade"); and one real estate investment trust ("REIT") holding company with taxable REIT subsidiaries ("TRS"): FC Ranger, LLC ("Ranger") acquired in June 2013. The Company includes 43 assisted living facilities and 37 skilled nursing facilities located throughout the United States.

44 properties are rented under long-term triple net leases which operate or engage other management companies to operate the facilities. These portfolio entities are combined into the Company's financial statements for the entire year of 2013.

The Ranger portfolio is comprised of 36 properties and was part of an equity and asset acquisition in June 2013. This portfolio owns and operates each of these facilities, engaging several third party companies to manage the operations. 30 properties were acquired from five REIT holding companies and their TRS subsidiaries, which liquidated on September 30, 2013. Six properties were part of an asset acquisition that also included the operations. These properties are consolidated under Ranger which for the period from January 1, 2013 to June 27, 2013 was taxed as a C Corp and Ranger intends to make a REIT election effective January 1, 2014. Ranger is combined with the Company's financial statements from June 28, 2013, the acquisition date, through December 31, 2013.

2. Summary of Significant Accounting Policies

Basis of Accounting

The accompanying combined financial statements and related notes of the Company have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). The basis of the combination of the Company's financial statements is due primarily to common ownership, management and financing arrangements.

Estimates

The preparation of the combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that could affect the amounts reported in the combined financial statements and accompanying notes. Actual results could materially differ from those estimates and assumptions.

Operating Real Estate

Operating real estate is carried at historical cost less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred. Major replacements and betterments which improve or extend the life of the asset are capitalized and depreciated over the lesser of the useful life or the remaining life of the building.

Operating real estate is depreciated using the straight-line method over the estimated useful lives of the assets, summarized as follows:

Category:	Term:
Buildings	39-48 years
Building improvements	Lesser of the useful life or the remaining life of the building
Land improvements	14 years
Furniture, fixtures and equipment	7 - 15 years

The Company follows the purchase method for an acquisition of operating real estate, where the purchase price is allocated to tangible assets such as land, building, tenant improvements and other identified intangible assets and liabilities. Costs directly related to an acquisition deemed to be a business combination are expensed and included in transaction costs in the combined statement of operations. The Company also assumed certain liabilities of the business primarily, but not limited to, the acquisition of net deferred tax liabilities. The deferred tax liabilities acquired include the tax effect of acquiring depreciable assets at a tax basis that is substantially below the acquisition basis. Deferred tax assets acquired include the net tax effect of a net operating loss carry-forward.

The following is a schedule of future contractual minimum rental income under leases as of December 31, 2013 (dollars in thousands):

Years Ending December 31:		
2014	$	45,784
2015		47,323
2016		48,637
2017		49,976
2018		51,102
Thereafter		263,137
Total	$	505,959

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Cash and cash equivalents may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash and cash equivalents with major financial institutions. To date, the Company has not experienced any losses on cash and cash equivalents.

Restricted Cash

Restricted cash consists of mortgage escrow balances required under the borrowing agreements for taxes, insurance capital expenditures. The Company mitigates its risk by placing restricted cash with major financial institutions.

Deferred Costs

Deferred costs include deferred financing costs and deferred lease costs. Deferred financing costs represent commitment fees, legal and other third-party costs associated with obtaining financing. These costs are amortized to interest expense over the term of the financing using the straight-line method, which approximates the effective interest rate method. Unamortized deferred financing costs are expensed when the associated borrowing is refinanced or repaid before maturity. Costs incurred in seeking financing transactions, which do not close, are expensed in the period such financing transaction was terminated. Deferred lease costs consist of fees incurred to initiate and renew operating leases, which are amortized on a straight-line basis over the remaining lease term and are recorded to depreciation and amortization in the combined statement of operations.

Goodwill

Goodwill is not amortized, but is tested for impairment annually or when events or circumstances occur that indicate that goodwill might be impaired. An impairment loss is recognized if the carrying amount of the goodwill exceeds its implied fair value. There were no impairment losses for the year ended December 31, 2013.

Identified Intangibles

The Company records acquired identified intangibles, which includes intangible assets (value of the above-market leases, in-place leases and other intangibles) and intangible liabilities (value of below-market leases), based on

estimated fair value at date of acquisition. The value allocated to the above or below-market leases is amortized over the remaining lease term as a net adjustment to rental income. Other intangible assets are amortized into depreciation and amortization expense on a straight-line basis over the remaining lease term (ranging from 85 months to 168 months as of December 31, 2013. Identified intangible assets are recorded in deferred costs and intangible assets and identified intangible liabilities are recorded in other liabilities on the combined balance sheet.

Revenue Recognition

Rental income from operating real estate is derived from leasing of space to various types of healthcare operators. The leases are for fixed terms of varying length and generally provide for annual rentals to be paid in monthly installments. Rental income from leases is recognized on a straight-line basis over the term of the respective leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases is included in unbilled rent receivable on the combined balance sheet. Certain leases also contain percentage rent calculations based on earnings from the tenant operations. Estimates are paid quarterly and trued up to actuals at year end once audited numbers have been reconciled.

Resident fees from operating real estate includes charges for basic rent and program services at varying levels of care which may include housekeeping, insurance, laundry facilities, maintenance services, meals, property taxes, security monitoring, transportation, use of common areas and utilities. The leases are for fixed short terms and generally provide for annual rentals.

Fair Value Measurement

The Company follows fair value guidance in accordance with U.S. GAAP to account for its financial instruments. The Company categorizes its financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Financial assets and liabilities are categorized based on the inputs to the valuation techniques as follows:

Level 1. Quoted prices for identical assets or liabilities in an active market.

Level 2. Financial assets and liabilities whose values are based on the following:

- a) Quoted prices for similar assets or liabilities in active markets.
- b) Quoted prices for identical or similar assets or liabilities in non-active markets.
- c) Pricing models whose inputs are observable for substantially the full term of the asset or liability.
- d) Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.

Level 3. Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.

The carrying amounts of mortgage and other notes payable approximate fair value. Derivative instruments are carried at fair value. The Company has determined the derivative instruments are classified within Level 2 of the fair value hierarchy.

Impairment

The Company's operating real estate is reviewed on an annual basis, or more frequently as necessary, to assess whether there are any indicators that the value of its operating real estate may be impaired or that its carrying value may not be recoverable. A property's value is considered impaired if the Company's estimate of the aggregate future undiscounted cash flows to be generated by the property is less than the carrying value of the property. In conducting this review, the Company considers U.S. macroeconomic factors, including real estate sector conditions, together with asset specific

and other factors. To the extent an impairment has occurred, the loss will be measured as the excess of the carrying amount of the property over the estimated fair value of the property. The Company did not record impairment on real estate for the year ended December 31, 2013.

Credit Losses

Amounts due from residents are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Based upon information available to the Company, management believes the allowance to be adequate as of December 31, 2013.

Derivatives

The Company has at various times entered into derivative instruments as a strategy to manage interest rate risk and does not enter into derivative instruments for trading or speculative purposes. The Company's interest rate swap and caps were recorded on the balance sheet at fair value and changes in the fair value of the instruments were recognized immediately in the combined statement of operations since the swap and caps did not qualify for hedge accounting treatment.

Income Taxes

With the exception of FC Ranger, LLC five of the portfolio companies in the combined report are taxed as U.S Partnerships for Federal tax purposes. The income (loss) of limited liability companies included in the combined financial statements flow through to the members, who are responsible for including their share of the taxable results of the operations on their respective tax returns. FC Ranger, LLC intends to make a REIT election effective January 1, 2014 and presently owns several qualified TRS's that are taxed as U.S. Corporations for Federal income tax purposes. The operating companies are TRS entities and are taxed as corporations. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The REIT liquidation on September 30, 2013 did not change the taxable status of the TRS entities, and as such, these companies will continue to be taxed as corporations. Additionally, the current and deferred income tax provision includes Ranger which has chosen to be taxed as a corporation for Federal income tax purpose for 2013. The guidance also addresses how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements and requires the accounting and disclosure of tax positions taken or expected to be taken in the course of preparing the Company's tax returns to determine whether the tax positions are "more likely than not" of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. Management is required to analyze all open tax years, as defined by the statute of limitation, for all major jurisdictions, which includes federal and certain states. The Company has no examinations in progress and none are known at this time. As of December 31, 2013, management of the Company has reviewed all open tax years, 2010 to 2013, and major jurisdictions and concluded that there is no impact to the Company's combined financial position. There is no tax liability resulting from unrecognized tax benefits relating to uncertain income tax positions taken or expected to be taken in future tax returns.

3. Operating Real Estate

The following table presents net operating real estate as of December 31, 2013 (dollars in thousands):

Land	$	65,574
Land improvements		18,755
Buildings		700,656
Building improvements		4,539
Furniture, fixtures and equipment		46,354
		835,878
Accumulated depreciation		(26,404)
	$	809,474

Depreciation expense for the year ended December 31, 2013 was $17.7 million.

On June 28, 2013, the Ranger portfolio acquired 36 assisted living facilities for $376.0 million. The following table presents the allocation of purchase price of the operating real estate assets acquired and liabilities assumed or issued (including financing entered into contemporaneous with the acquisition) for acquisitions in 2013 (dollars in thousands):

Acquired Assets		
Operating real estate	$	369,868
Goodwill		6,964
Other assets		1,924
Total assets acquired		378,756
Assumed Liabilities		
Mortgage notes payable		307,523
Other liabilities		5,116
Total liabilities assumed		312,639
Cash paid	$	66,117

The $376.0 million equity acquisition included $0.62 million of preferred equity interest in the five REITs and this interest was subsequently paid out to the preferred equity holders when the REITs were liquidated as previously mentioned in footnote 1.

4. Deferred Costs and Intangible Assets and Intangible Liabilities

Deferred costs and intangible assets as of December 31, 2013 are as follows (dollars in thousands):

Assets		
Above-market leases	$	16,875
In-place leases		12,036
Deferred financing costs		16,177
Deferred leasing costs		571
		45,659
Accumulated amortization		(7,925)
Deferred costs and intangible assets, net	$	37,734
Liabilities		
Below-market leases	$	24,971
Accumulated amortization		(4,757)
	$	20,214

The following is a summary of the deferred cost and intangible amortization for the year ended December 31, 2013 (dollars in thousands):

		2013
Rental income related to above/below market leases, net	$	415
Depreciation and amortization related to in place leases		(1,083)
Depreciation and amortization related to lease acquisition costs		(42)
Deferred financing costs included in interest expense		(2,194)

The future estimated aggregate amortization of the deferred costs and intangible assets and liabilities is as follows (dollars in thousands):

		Assets		Liabilities
2014	$	5,986	$	2,082
2015		5,986		2,082
2016		5,781		2,082
2017		5,444		2,082
2018		3,792		2,082
Thereafter		10,745		9,804
Totals	$	37,734	$	20,214

5. Borrowings

The following table summarizes the Company's borrowings as of December 31, 2013 (dollars in thousands):

	Final Stated Maturity	Contractual Interest Rate		Principal Amount
Grace Mortgage Note	Jan-16	LIBOR + 4.60%[(1)]	$	64,019
Grace Promissory Note	Jan-21	3.00%		2,000
Kensington Mortgage Note	Dec-16	LIBOR + 4.50%[(2)]		77,822
Kensington Crestwood Promissory Note	Dec-17	4.00%		1,377
Kensington Maple Crest Promissory Note	Dec-17	4.00%		391
Kensington Promissory Note	Dec-17	4.00%		5,232
Kensington Contingent Promissory Note	Dec-17	4.28%		840
Kensington Non-contingent Promissory Note	Dec-17	4.28%		7,354
Decathlon Mortgage Note	Sep-17	LIBOR + 4.25%[(2)]		79,296
Pentathlon Mortgage Note	Dec-17	LIBOR + 4.25%[(2)]		80,095
Cascade Mortgage Note	Dec-17	LIBOR + 3.95%[(2)]		41,601
Ranger Mortgage Note	Jul-18	LIBOR + 3.50%[(2)]		212,640
Ranger Mortgage Note	Jul-18	LIBOR + 3.50%[(2)]		79,179
Total debt			$	651,846

(1) Contractual interest rate is based on three-month LIBOR with a 1.25% LIBOR floor.

(2) Contractual interest rate is based on three-month LIBOR with a 0.50% LIBOR floor.

Scheduled principal payments as of December 31, 2013 are as follows (dollars in thousands):

2014	$	7,189
2015		9,118
2016		69,679
2017		286,922
2018		278,286
Thereafter		652
Total	$	651,846

The mortgage notes payable are secured by substantially all of the assets of the Company and may require funds to be placed in escrow for property tax obligations. The mortgage notes payable have certain financial and non-financial covenants, including no material adverse change clauses, that the Company monitors and reports to the lender on a monthly and quarterly basis. Those individual covenants are based on the operator tenant's maintenance of certain debt service coverage and include one or more of the following: a minimum net income requirement; a debt service coverage ratio; an average occupancy rate; a project yield calculation; and/or a fixed charge coverage. As of December 31, 2013, the Company was in compliance with all of its financial covenants.

6. Lease Agreement

The Company's Kensington portfolio entered into a long-term "ground" lease agreement with the County of Boone, Illinois for use of certain premises owned by the county. This lease has been sub-leased to the operator who is required

to make a minimum monthly lease payment. The lease payments made to the County of Boone and the sublease income recognized by the Company were $0.1 million. The future minimum lease payments due to the County of Boone and the equivalent sublease income to be recognized by the Company is expected to be $0.1 million for each of the years ending December 31, 2014 through 2018.

7. Derivatives

During 2012 and 2013, the Company entered into several multi-year interest rate cap agreements. For the year ended December 31, 2013, the Company adjusted the cap values and recognized an unrealized loss on the interest rate cap agreements of $0.7 million.

In December 2012, the Company's Opis portfolio entered into a two-year interest rate swap agreement related the three-month variable LIBOR interest rate. Under the terms of the swap agreement, effective January 1, 2014, the Company will be required to make monthly interest payments at a fixed rate of 0.615% per annum, commencing February 1, 2014.

The following table presents derivative instruments that were not designated as hedges under U.S. GAAP as of December 31, 2013 (dollars in thousands):

	Number	Notional Amount	Fair Value Net Asset (Liabilities)	Range of Fixed LIBOR	Range of Maturity
As of December 31, 2013:					
Interest rate swaps	1	$ 80,031	$ (220)	0.62%	January 2016
Interest rate caps/floors	7	628,986	3,667	2.50% - 5.00%	January 2016 - December 2017

Interest rate swaps are included within "Other liabilities" on the accompanying balance sheet.

8. Related Party Transactions

The Company's Ranger portfolio entered into an asset management agreement with Safanad Senior Care IV Management, LLC, an affiliated company, to provide asset management services. Asset management fees incurred during the year ended December 31, 2013 was $1.3 million included in operating expenses in the combined statement of operations. The Company, at times makes payments on behalf of the investment entities and their related affiliates for general and administrative costs. These payments are settled between the parties whenever distributions are made. Total net outstanding related party balances as of December 31, 2013 were $0.2 million and are included in other assets on the combined balance sheet. The Company occasionally records amounts due to or from the real estate tenants and operators for rent and escrow related transactions. Total amount due to tenants as of December 31, 2013 was immaterial.

9. Credit Risk Concentrations

Concentrations of credit risk arise when a number of borrowers, tenants, operators or issuers related to the Company's investments are engaged in similar business activities or located in the same geographic location to be similarly affected by changes in economic conditions. The Company monitors its portfolios to identify potential concentrations of credit risks. For the year ended December 31, 2013, the Company has approximately 100 % of the rental revenue generated from five operators: Grace Healthcare, LLC, Symphony Healthcare, LLC, Consulate Management Company, LLC, Frontier Management, LLC and Opis Management. The Company believes the remainder of its portfolios is reasonably well diversified and does not contain any unusual concentrations of credit risks.

10. Income Taxes

The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. The combined financial statements include various entities, some of which are not subject to tax, including REITs and limited liability companies filing as partnerships and disregarded entities for tax purposes. The provision for income taxes includes only those entities subject to income tax as a U.S. corporation. Taxable income for those entities subject to income tax

for the year ended December 31, 2013 was approximately $1.5 million. The accompanying combined statement of operations and combined balance sheet reflect the combined income tax provision and deferred tax balances of the Company.

The following table summarizes the Company's income tax provision (benefit) for the year ended December 31, 2013 (dollars in thousands):

Current	$	699
Deferred		(110)
Total	$	589

The following table summarizes the Company's significant items that make up deferred tax assets and liabilities (dollars in thousands):

Current deferred tax assets		
Allowance for bad debt	$	99
Advance rent received		384
Accrued vacation pay		173
Short-term capital loss		2,119
Total current deferred tax assets		2,775
Non-current deferred tax assets		
Net operating loss		5,935
Investment in partnership interest		2,600
Total non-current deferred tax assets		8,535
Non-current deferred tax liability		
Depreciation and amortization		(545)
Total non-current deferred tax liability		(545)
Net deferred tax asset before valuation allowance		10,765
Valuation allowance		(10,655)
Net deferred tax asset	$	110

The current and non-current deferred tax assets, net of the valuation allowance are included in other assets and the non-current deferred tax liability is included in other liabilities on the combined balance sheets.

Due to the effect of section 382 of the Internal Revenue Code of 1986 and similar state provisions created by the ownership change at June 28, 2013 and ownership changes that are expected to occur in the future, the Company attributes no value to any net operating loss carryforwards acquired as of the acquisition date or generated during the period from acquisition through the end of the year.

11. Commitments and Contingencies

The Company is involved in various litigation matters arising in the ordinary course of its business. Although the Company is unable to predict with certainty the eventual outcome of any litigation, in the opinion of management, the legal proceedings are not expected to have a material adverse effect on the company's financial position or result of operations.

12. Subsequent Events

On March 12, 2014, Eclipse Investment, LLC ("Eclipse JV") was formed for the purpose of holding the healthcare real estate portfolio of Eclipse Predecessor. In May 2014, NorthStar Realty Finance Corp. and its affiliate acquired approximately 92% of the equity in Eclipse JV for a gross purchase price of $1.1 billion less debt assumed of $635 million and $12 million of additional loan proceeds and contributed the remainder of the purchase price in equity of

$381 million, while an affiliate of Formation Capital, LLC ("Formation") retained an approximate 8% interest. Formation continues to provide asset management and accounting services for Eclipse JV. The existing tenant leases and management agreements for the portfolios involved remained substantially unchanged.

The Company has evaluated events and transactions that may have occurred since December 31, 2013 through July 16, 2014, the date the combined financial statements were available for issuance. Management has determined that, other than as noted above, there are no other material events that would require disclosure in the Company's combined financial statements.